UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 6, 2013
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

William Ayer informed the board of his decision to retire as a director and as executive chairman of the board of directors of Alaska Air Group, Inc. (the “Company”). Ayer’s resignation will be effective January 1, 2014, after fourteen years of service on the board. Ayer retired as chief executive officer of the Company and its subsidiaries in May 2012.

Appointment of Chairman of the Board

Bradley Tilden will succeed Ayer as chairman of the board, and will remain president and chief executive officer of the Company and Alaska Airlines, Inc., and chief executive officer of Horizon Air Industries, Inc.

Appointment of Independent Director
On November 6, 2013, the board of directors appointed Helvi Sandvik, President of NANA Development Corporation, to the Company’s and its subsidiaries’ boards of directors effective immediately. Sandvik will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, she will receive a prorated annual retainer of $21,500 for service on the Company’s board for 2013. In addition, under the Company’s 2008 Performance Incentive Plan, Sandvik will receive a grant of 319 deferred stock units (determined by dividing $23,000 by the closing price of the Company’s common stock on the date of her appointment to the board). The stock units will be paid in shares of the Company’s common stock on a one-for-one basis following the termination of Sandvik’s service as a member of the board.
In connection with Sandvik’s appointment, the Company reports the following related party transactions under Item 404(a) of Regulation S-K. The aggregate dollar value of the amount involved in these transactions represents less than .5% of the 2012 gross revenues of NANA Development Corporation.
(1) NANA Development Corporation owns 51% of NANA Management Services (NMS), which was the successful bidder in a request for proposal by Alaska Airlines, Inc. for provision of facilities maintenance services at several airports in Alaska, starting in January 2014. The estimated annual value of the contract in 2014 is $2,000,000.
(2) NMS has contracted with Alaska Airlines, Inc. to cater and clean aircraft and other facilities in Fairbanks, Alaska. The annual contract value in 2013 is $750,000.

(3) NANA Development Corporation and its subsidiaries are expected to purchase approximately $1,000,000 in passenger and cargo transportation services from Alaska Airlines, Inc. and Horizon Air Industries, Inc. in 2013.

ITEM 7.01 Regulation FD Disclosure.

On November 8, 2013, the Company issued press releases announcing the retirement of William Ayer as director; the appointment of Bradley Tilden as chairman of the board; and the appointment of Helvi Sandvik to the board of directors. The press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: November 8, 2013

/s/ Keith Loveless
Keith Loveless
Corporate Secretary and General Counsel